SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of
      the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement
[   ]Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ X ]Definitive Proxy Statement
[   ]Definitive Additional Materials
[   ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   AMLI RESIDENTIAL PROPERTIES TRUST
            ----------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                              ----------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]No fee required.

[   ]$500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).

[   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

           [   ] Fee paid previously with preliminary materials.
           [   ] Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)   Amount Previously Paid:

                 2)   Form, Schedule or Registration Statement No.:

                 3)   Filing Party:

                 4)   Date Filed:

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  and
                            PROXY STATEMENT

                              ___________

                                                    March 24, 2003

Dear Shareholder:

     You are invited to attend our annual meeting of shareholders, which will be held on Monday, April 28, 2003, beginning at eleven o'clock a.m., Chicago time, at 111 West Monroe Street (37th floor), Chicago, Illinois.

     The formal notice of the annual meeting, and the proxy statement describing the matters on which you may vote, can be found on the following pages. A copy of our annual report on 2002 financial results is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     So that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.






                                  /S/ ALLAN J. SWEET
                                  ALLAN J. SWEET
                                  President and
                                  Co-Chief Executive Officer

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held April 28, 2003

                              ___________

     The 2002 annual meeting of shareholders of AMLI Residential Properties Trust will be held at 111 West Monroe Street (37th floor), Chicago, Illinois on Monday, April 28, 2003, at eleven o'clock a.m., Chicago time, for the following purposes:

     1. To elect three Trustees to serve until the third subsequent annual meeting of shareholders and until their successors are elected and qualify, and to elect one successor Trustee until the first subsequent annual meeting of shareholders and until his successor is elected;

     2. To approve Amendment No. 1 to the AMLI Residential Properties Senior Officer Share Acquisition Plan.

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on March 7, 2003 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                  By Order of the Board of Trustees




                                  GREGORY T. MUTZ

                                  Chairman of the Board


Chicago, Illinois
March 24, 2003



     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

PROXY                                                             PROXY



                   AMLI RESIDENTIAL PROPERTIES TRUST


   This Proxy is Solicited by and on Behalf of the Board of Trustees
                    Annual Meeting of Shareholders
                       To Be Held April 28, 2003



     The undersigned hereby appoints each of John E. Allen, Gregory T. Mutz Allan J. Sweet, and Philip N. Tague with full power of substitution, to represent the undersigned at the annual meeting of shareholders of AMLI Residential Properties Trust to be held on April 28, 2003, and at any adjournments or postponements thereof, and to cast at such meeting the votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. If no instructions are indicated, the shares represented by this Proxy will be voted FOR
Items 1, 2 and 3 on the reverse hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.



       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.



           (Continued and to be signed on the reverse side.)

                              PROXY CARD

                   AMLI RESIDENTIAL PROPERTIES TRUST
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                       USING DARK INK ONLY. [X]

1.   ELECTION OF TRUSTEES:
     Nominees: Stephen G. McConahey, Adam S. Metz, John G. Schreiber, Allan J. Sweet

                                                    For All (Except
                                                    Nominee(s) whose
     _________________________    FOR  WITHHOLD     name(s) appear
                                  All    All        below)
                                  [  ]   [  ]           [  ]


2. To approve Amendment No. 1 to the AMLI Residential Properties Senior Officer Share Acquisition Plan.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]


3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]


     Such other business that may properly come before the meeting or any adjournment thereof.


Trustees recommend:  a FOR Vote on Proposals 1, 2 and 3

                 Dated:     ______________________________, 2003


           Signature:       ________________________________________


           Signature, if jointly held_______________________________


           NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.


                        YOUR VOTE IS IMPORTANT!

       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                      USING THE ENCLOSED ENVELOPE

                               CONTENTS
                               --------



                                                                Page
                                                                ----

     .     Introduction . . . . . . . . . . . . . . . . . . . .    1

     .     Annual Report. . . . . . . . . . . . . . . . . . . .    1

     .     Voting of Proxies. . . . . . . . . . . . . . . . . .    1

     .     Proposal 1 - Election of Trustees. . . . . . . . . .    2

     .     Management . . . . . . . . . . . . . . . . . . . . .    3

     .     Board Committees and Meetings. . . . . . . . . . . .    8

     .     Report of the Audit Committee. . . . . . . . . . . .    9

     .     Summary Compensation Table . . . . . . . . . . . . .   10

     .     Option Grants. . . . . . . . . . . . . . . . . . . .   13

     .     Aggregated Option Exercises in 2002 and
           Year-End Option Values . . . . . . . . . . . . . . .   14

     .     Long-term Incentive Plan Awards. . . . . . . . . . .   15

     .     Equity Compensation Table. . . . . . . . . . . . . .   15

     .     Option Plan. . . . . . . . . . . . . . . . . . . . .   15

     .     Performance Incentive Plan . . . . . . . . . . . . .   17

     .     Executive Share Purchase Plan. . . . . . . . . . . .   17

     .     Senior Officer Loan Share Purchase Program . . . . .   18

     .     Incentive Compensation . . . . . . . . . . . . . . .   19

     .     Retirement Savings Plan. . . . . . . . . . . . . . .   19

     .     Compensation of Trustees . . . . . . . . . . . . . .   19

     .     Non-Competition Agreements, Employment
           Agreements, and Termination of Employment. . . . . .   20

     .     Compensation Committee Interlocks and
           Insider Participation. . . . . . . . . . . . . . . .   20

     .     Executive Compensation Committee
           Report on Executive Compensation . . . . . . . . . .   20

     .     Performance Graph. . . . . . . . . . . . . . . . . .   23

     .     Certain Relationship and
           Related Transactions . . . . . . . . . . . . . . . .   24

     .     Relationships with Independent Accountants . . . . .   25

     .     Security Ownership of Certain
           Beneficial Owners and Management . . . . . . . . . .   26

     .     Beneficial Ownership Reporting Compliance. . . . . .   28

                                                                Page
                                                                ----

     .     Proposal 2 - Approval of Amendment No. 1 to
           Senior Officer Share Acquisition Plan. . . . . . . .   29

     .     Proposal 3 - Ratification of the Appointment of
           KPMG LLP as the Company's Independent Auditors
           for the Fiscal Year Ending December 31, 2003 . . . .   31

     .     Shareholder Proposals. . . . . . . . . . . . . . . .   31

     .     Proxy Solicitation Expense . . . . . . . . . . . . .   31

     .     Exhibit A - Amended Senior Officer Share
           Acquisition Plan . . . . . . . . . . . . . . . . . .   32

     .     Exhibit B - Amended Audit Committee Charter. . . . .   38

                   AMLI RESIDENTIAL PROPERTIES TRUST
                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606
                              ___________

                            PROXY STATEMENT
                              ___________

                    Annual Meeting of Shareholders
                       To Be Held April 28, 2003

                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of AMLI Residential Properties Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Monday, April 28, 2003, at 111 West Monroe Street, Chicago, Illinois, at eleven o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about March 24, 2003.

                             ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 2002, including financial statements audited by KPMG LLP, independent auditors, and their report thereon dated February 3, 2003, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 7, 2003 (the "Record Date"). In addition, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, will be sent to any shareholder, without charge, upon written request to AMLI Residential Properties Trust, 125 South Wacker Drive,
Suite 3100, Chicago, Illinois 60606, attention: Secretary, which is the location of the Company's executive offices.

                           VOTING OF PROXIES

     Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders. There were 16,784,882 Common Shares outstanding on the Record Date. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the Common Shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing or by delivering to the Secretary of the Company a duly executed proxy bearing a later date. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                              PROPOSAL 1
                         ELECTION OF TRUSTEES


     Four Trustees, constituting all three Class III Trustees and a Class I Trustee, are to be elected at the Annual Meeting. The Class III Trustees will serve for a three-year term until the Company's third annual meeting of shareholders subsequent to the Annual Meeting and until their respective successors are elected and qualify, or until earlier death, resignation or removal, while the Class I Trustee will serve the remaining one-year term of Quintin E. Primo's three-year term. Assuming the presence of a quorum, Trustees will be elected by a plurality of the votes cast at the Annual Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     The Board of Trustees has nominated three members of the class of Trustees whose terms are expiring in 2003 to serve for new terms, and has nominated Adam S. Metz to serve as successor Trustee to Quintin E. Primo III, who resigned as Trustee effective December 31, 2002, and has appointed Mr. Metz to serve as successor Trustee until the Annual Meeting. Each valid proxy returned to the Company will be voted at the Annual Meeting for the four nominees listed below, unless the proxy specifies otherwise. Each of the nominees listed below is a member of the present Board.
Biographical information for each of the nominees is set forth under the caption "Management."

                               NOMINEES

                         Stephen G. McConahey
                             Adam S. Metz
                           John G. Schreiber
                            Allan J. Sweet



     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

                              MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company. The Company has a nine-member Board of Trustees which includes, as required by the Company's Declaration of Trust, a majority (presently five Trustees) who are not affiliated with AMLI Realty Co. and its affiliates and successors (each an "Independent Trustee"). Messrs. Mutz, Allen and Sweet have been Trustees since the organization of the Company. Messrs. Heilweil, McConahey and Schreiber have been Trustees since February 28, 1994. Mr. Tague and
Ms. Gates have been Trustees since March 14, 1995. Mr. Metz was appointed Trustee effective January 1, 2003 following Mr. Primo's resignation as Trustee. Each of the individuals named below as an executive officer of the Company accepted his or her position upon formation of the Company, except Messrs. Tague and Kraft, who accepted their positions in September 1994; Mr. Aisner, who accepted his position in 1996; Messrs. Chapman, Cranor and Thomas, who accepted their positions in December 1997; and Mr. Small, who accepted his position in January 2002. Each of the officers of the Company named below, other than Messrs. Mutz, Allen and Tague, holds no positions with AMLI Realty Co. and its affiliates (other than AMLI Management Company (the "Management Company"), AMLI Institutional Advisors, Inc. ("AIA") and AMLI Residential Construction LLC ("Amrescon", a wholly-owned subsidiary of AMC since March 2000) (each such entity a "Service Company"). As of December 30, 2002 AMLI Realty Co. no longer holds a financial interest in the Service Companies. Messrs. Mutz and Allen plan to retain positions with AMLI Realty Co. and its affiliates.

     As President and Executive Vice President, respectively, Mr. Sweet and Mr. Tague share the responsibilities of the Chief Executive Officer. Mr. Mutz and Mr. Allen no longer devote a majority of their business time to the activities of the Company. Mr. Tague has been a full-time employee of the Company since 1997.

NAME                  AGE   POSITION
----                  ---   --------
Gregory T. Mutz        57   Chairman of the Board
                            (term will expire in 2005)
John E. Allen          66   Vice-Chairman of the Board
                            (term will expire in 2004)
Allan J. Sweet         55   President, Co-CEO and Trustee
                            (term would expire in 2003)
Philip N. Tague        54   Executive Vice President, Co-CEO and Trustee
                            (term will expire in 2004)
Laura D. Gates*        52   Trustee (term will expire in 2005)
Marc S. Heilweil*      57   Trustee (term will expire in 2005)
Stephen G. McConahey*  59   Trustee (term would expire in 2003)
Adam S. Metz*          41   Trustee (term would expire in 2003)
John G. Schreiber*     56   Trustee (term would expire in 2003)
Robert S. Aisner       56   Executive Vice President - Property
                            Management (resigned March 14, 2003)
Robert J. Chapman      55   Executive Vice President/Chief Financial
                            Officer
Brian K. Cranor        47   Executive Vice President - Co-Investments
Stephen C. Ross        45   Executive Vice President - Development
Steven L. Small        47   Executive Vice President/Chief Information
                            Officer
James E. Thomas, Jr.   42   Executive Vice President - Development
Charles C. Kraft       55   Senior Vice President and Treasurer/
                            Principal Accounting Officer
Fred N. Shapiro        54   Senior Vice President - Acquisitions
____________________

     *    Independent Trustee.

     The following is a biographical summary of the experience of the Trustees and executive officers of the Company and certain other significant employees of the Company:

     Gregory T. Mutz. Mr. Mutz is President & CEO of UICI (NYSE: UCI). He is Chairman of the Board of the Company, a successor company to AMLI Realty Co., which he co-founded in 1980 and which is a wholly-owned subsidiary of UICI, and is a Director of the ABN-AMRO Alleghany Family of Mutual Funds. Mr. Mutz had been CEO of the Company until November 1998 and co-CEO of the Company until January 1, 2002. Prior to founding AMLI, Mr. Mutz was an officer with White, Weld & Co., Incorporated, a New York investment-banking firm (1976-1978) and was associated with the Chicago law firm of Mayer, Brown, Rowe & Maw (1973-1976). He received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan Law School in 1973. Mr. Mutz served as an infantry lieutenant in Vietnam from 1968 to 1969.

     John E. Allen. Mr. Allen is Vice-Chairman of the Board of the Company and President and a Director of AMLI Realty Co., which he co-founded in 1980. Mr. Allen is also a member of the Board of Directors of Genesis Financial Solutions, Inc. and United CreditServ, Inc. Prior to co-founding AMLI Realty Co., he was a partner at the Chicago law firm of Mayer, Brown, Rowe & Maw, with which he had been associated since 1964. Mr. Allen received a B.S. in Business from Indiana University in 1961 and a J.D. from the Indiana University School of Law in 1964.

     Allan J. Sweet. Mr. Sweet is President and with Mr. Tague, Co-CEO of the Company. He has been associated with the Company since its inception and, prior to that time, with AMLI Realty Co. since 1985. Prior to joining AMLI Realty Co., Mr. Sweet was a Partner in the Chicago law firm of Schiff Hardin & Waite, with which he had been associated since 1978. He received a B.B.A. from the University of Michigan in 1968 and a J.D. from the University of Michigan Law School in 1973. From 1980 to 1983, Mr. Sweet was a trustee of American Equity Investment Trust, an over-the-counter equity REIT. He is a Director of the National Multifamily Housing Council, serves on the Board of Directors of the Association of Foreign Investors in Real Estate, and is a member of the Pension Real Estate Association and NAREIT.

     Philip N. Tague. Mr. Tague is Executive Vice President and, with Mr. Sweet, Co-CEO of the Company. He has been associated with the Company since its inception and with AMLI Realty Co. since 1982. Prior to joining AMLI Realty Co., Mr. Tague was associated with the Chicago law firm of Mayer, Brown, Rowe & Maw (1977-1981). He received a B.S. from Northwestern University in 1971 and a J.D. from Ohio State University College of Law in 1977. He is an officer and/or member of a number of industry groups including the Atlanta Apartment Association, the Georgia Apartment Association, ULI, NAIOP, REIAC, IDRC and the National Multifamily Housing Council.

     Laura D. Gates. Ms. Gates is an Independent Consultant since 2000. From 1994 to 2000 she was Vice President for Museum Affairs and later Vice President, International at the Field Museum of Natural History in Chicago.

Prior thereto she was a principal of McKinsey & Company, Inc. from 1986 to 1993 and an Associate in that firm from 1980 to 1985. Ms. Gates received a B.A. from Wellesley College in 1972 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1976.

     Marc S. Heilweil. Mr. Heilweil has been President of Spectrum Advisory Services, Inc., an investment counseling company based in Atlanta, Georgia since 1991. He is also the portfolio manager of Marathon Value Portfolio, an equity mutual fund registered under the Investment Company Act of 1940. Previously, he was President of Heilweil Hollander
Jacobs, Inc. from 1986 to 1991 and worked as an investment counselor from 1977 to 1986. Mr. Heilweil practiced law from 1974 to 1977. Mr. Heilweil received a B.A. from Yale University in 1967 and a J.D. from Yale University Law School in 1974.

     Stephen G. McConahey. Mr. McConahey is currently President of SGM Family Properties, LLC, a private investment company. Until October 1999, Mr. McConahey held the position of President and Chief Operating Officer of EVEREN Securities, Inc. and EVEREN Capital Corporation, where he was responsible for the day to day operations of the firm, chaired the operating committee and served as a member of the board of directors. EVEREN was purchased by First Union Corporation in October 1999. Prior to EVEREN, Mr. McConahey was Senior Vice President of corporate and international development at Kemper Corporation and Executive Vice President at Kemper Financial Services. Prior to Kemper, Mr. McConahey was Chairman and Chief Executive Officer of Boettcher and Company, a regional securities brokerage firm headquartered in Denver, Colorado. Mr. McConahey received his bachelor's degree from the University of Wisconsin and MBA from the Harvard University Graduate School of Business Administration. Earlier in his career, Mr. McConahey received a White House Fellowship and subsequently served as Special Assistant to President Gerald Ford. Prior to his fellowship, Mr. McConahey was with the consulting firm of McKinsey and Company.

     Adam S. Metz. Mr. Metz is a founding partner of Polaris Capital, LLC, a real estate consulting and investment firm. Prior to founding Polaris, Mr. Metz was Executive Vice President and Chief Investment Officer of Rodamco, North America from 2000-2002, and was Executive Vice President and Chief Financial Officer and then President of Urban Shopping Centers (1993-
2000), a NYSE listed real estate investment trust purchased by Rodamco in 2000. Mr. Metz was a Vice President in the Capital Markets Group of JMB Realty Corp. from 1987 to 1993, and was a Corporate Lending Officer in the Commercial Real Estate Lending Group of The First National Bank of Chicago from 1983 to 1987. Mr. Metz holds an undergraduate degree from Cornell University and a Masters of Management Degree from Northwestern University.

     John G. Schreiber. Mr. Schreiber is President of Centaur Capital Partners, Inc., a family investment firm. He is also Co-Founder and Partner of Blackstone Real Estate Advisors, L.P., which manages large real estate private equity funds. Mr. Schreiber is a Director of Host Marriott Corporation and The Rouse Company, as well as a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a Director of The Brickman Group, Ltd., and JMB Realty Corporation and a number of its affiliates. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. and an Executive Vice President of JMB Realty Corporation. Mr. Schreiber received a B.B.A. from Loyola University in Chicago in 1968 and an M.B.A. from Harvard University Graduate School of Business in 1970.

     Robert S. Aisner. Mr. Aisner resigned as Executive Vice President of the Company and President of AMLI Management Company effective March 14, 2003. Mr. Aisner had overall responsibility for the Company's property management operations. Prior to joining the Company in 1996, he was Vice President of HRW Resources, a privately held Hartford, CT real estate company. He was responsible for the development, construction and management activities of HRW's Kansas portfolio, which was acquired by the Company in October 1994. Mr. Aisner graduated from Colby College (B.A.) in 1968 and received his M.B.A. from the University of New Hampshire in 1976. He is a Director of the National Multifamily Housing Council, a Director of the Apartment Association of Greater Dallas and a member of the Texas Apartment Association and the National Association of Homebuilders.

     Robert J. Chapman. Mr. Chapman is Executive Vice President and Chief Financial Officer of the Company. Mr. Chapman joined the Company in December of 1997. Prior to joining the Company, Mr. Chapman was Managing Director of Heitman Capital Management Corporation (1994-97), Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation (1994) and Managing Director and Chief Financial Officer of JMB Realty Corporation (1976-94). He was also associated with KPMG LLP (1972-
76). Mr. Chapman received a B.B.A. in 1970 and an M.B.A. in 1971 from the University of Cincinnati and is a CPA and a National Association of Securities Dealers Registered Representative, Mr. Chapman is or has been a member of the Pension Real Estate Association, the Urban Land Institute, the International Council of Shopping Centers, The American Institute of Certified Public Accountants and the Illinois CPA Society. He served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati.

     Brian K. Cranor. Mr. Cranor is Executive Vice President - Capital Markets of the Company and Executive Vice President of AIA. He joined the Company early in 1998 following the Company's purchase of Trammell Crow Residential - Midwest ("TCR"). Mr. Cranor's primary responsibilities include raising capital for the Company's co-investment activities. He joined TCR in 1989 where he was Partner & Chief Financial Officer, overseeing financing and accounting activity for TCR's Midwest operations. Prior to his association with TCR, Mr. Cranor was Vice President of Oxford Development Company (1984-89) and a Tax Senior Accountant (real estate) with Arthur Andersen and Company. Mr. Cranor received an undergraduate degree from Ball State University and an M.B.A. (Accounting) from the University of Houston in 1980. He is a CPA and a member of the Indiana CPA Society and the American Institute of Certified Public Accountants. He also serves as a board member for the Apartment Association of Indiana.

     Stephen C. Ross. Mr. Ross is Executive Vice President - Development of the Company and has been with the Company since its inception; prior thereto he was with AMLI Realty Co. since 1989. Mr. Ross is responsible for development activities in Chicago and for coordinating efforts nationally to minimize real estate tax assessments. Prior to joining AMLI Realty Co., he was associated with JMB Realty Corporation in Chicago and New York City where he had certain portfolio management and acquisition responsibilities. Mr. Ross received a B.S. from the University of Rochester in 1978 and an M.B.A. from the University of Chicago in 1981. He is a member of the Urban Land Institute and was a founding Director of the Central Region of REIAC.

     Steven L. Small. Mr. Small is Executive Vice President and Chief Information Officer of the Company. Mr. Small joined AMLI in September 2000 and is responsible for AMLI's technology infrastructure including its wide area network, ERP financial and reporting systems, and technical support operations. Prior to joining AMLI, he owned a company that designed and installed voter registration databases for large municipalities such as Chicago and Phoenix. Mr. Small graduated from the University of Illinois in 1977 with a Bachelor of Science Degree in Computer Engineering.

     James E. Thomas, Jr. Mr. Thomas is Executive Vice President of the Company and AMLI Residential Construction LLC. He joined the Company late in 1997 following the Company's purchase of TCR. Mr. Thomas is responsible for development activities in Indianapolis, Kansas City and Denver. He joined TCR in 1989 where he was Partner-Acquisitions & Development for markets in the lower Midwest. Prior to his association with TCR, Mr. Thomas was with the Kirkland Group in Boston, MA (1985-89) where he had similar operating responsibilities. Mr. Thomas received a B.S. in 1983 and an M.A. in 1985 from the School of Architecture and Planning of Massachusetts Institute of Technology and an M.S. in Real Estate Development from M.I.T's Center for Real Estate Development in 1985.

     Mark T. Alfieri. Mr. Alfieri is Senior Vice President of Acquisitions of the Company. Prior to joining the Company in 1999, he was a Vice President with FultsOncor Investment Services (1997-1999) who specialized in the sale of office, industrial and multifamily properties to real estate investors. He was President and Founder of Revest Group, Inc. (1992-1997), an asset management company, and Vice President with Performance Properties Corporation (1987-1991). Mr. Alfieri holds a B.B.A. in Marketing from Texas A&M University. He is a licensed real estate broker in Texas.

     Peggy D. Butterworth. Ms. Butterworth is Senior Vice President of AMLI Management Company. Prior to joining the Company in 1994, she had been associated with AMLI Realty Co. since 1988. Prior to joining AMLI Realty Co., she was Divisional Vice President for the Trammell Crow Company (1979-1988). Ms. Butterworth attended the Virginia Polytechnic Institute and State University.

     Mark T. Evans. Mr. Evans is President of AMLI Residential Construction LLC. He has overall responsibility for the allocation of personnel, resources and systems relating to the Company's multifamily land development and construction activities and is actively involved in the planning, development and product selection for the Company's communities. Joining the Company in 1994, Mr. Evans was previously associated with Peachtree Residential Properties as Director of Purchasing (1992-1994); Roberts Properties (1990-1992); Grove Construction (1986-1990); and AMLI Realty Co. (1983-1986). Mr. Evans graduated from the University of Florida in 1982.

     Charles C. Kraft. Mr. Kraft is Senior Vice President and Treasurer of the Company and had been associated with AMLI Realty Co. from 1983 through 1996. Mr. Kraft is responsible for financial reporting, tax planning, treasury and cash management operations. Prior to joining AMLI Realty Co., he was associated with the Chicago office of KPMG LLP (1968-1982) in that firm's national real estate practice. Mr. Kraft received an A.B. from Wabash College in 1968. He is a past Director of the Chicago Board of Realtors and is a CPA. Mr. Kraft is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Rosita A. Lina. Ms. Lina is Senior Vice President and Controller of the Company. Prior to joining the Company in 1994, she had been associated with AMLI Realty Co. since 1985. Ms. Lina is responsible for the Company's accounting operations. Prior to joining AMLI Realty Co., she was Accounting Manager for four years with Urban Investment and Development Co. in Chicago, Illinois. Ms. Lina received a B.B.A. from the University of the East in Manila, Philippines in 1965 and is a CPA. She is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Gregory A. O'Berry. Mr. O'Berry is Executive Vice President of AMLI Management Company and has been with the Company since April 1995. He is responsible for asset management of the Company's multifamily investments, as well as for the operations of AMLI Corporate Homes. He was previously associated with Lincoln Property Company (1985-1995), most recently as Vice President - Finance and Administration (Midwest) in Chicago, Illinois. Mr. O'Berry received a B.S. in Accounting from the University of Illinois in 1982 and is a CPA. He is past President and is currently a member of the Board of Directors and the Executive Committee of the Chicagoland Apartment Association.

     Fred N. Shapiro.  Mr. Shapiro is Senior Vice President of the Company.

Prior to joining the Company in 1994, he had been associated with AMLI Realty Co. since 1984. He is responsible for acquisition efforts in the Midwest and Southeast regions. Mr. Shapiro received a B.A. from New York University in 1971 and a J.D. from John Marshall Law School in 1978.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit, Executive Compensation, and Nominating & Governance Committees of the Board.

     Messrs. Metz (Chairman), Heilweil and McConahey constitute the Audit Committee. The Board has determined that Mr. Metz has qualified as a "Financial Expert" within the meaning of that term as described in Item 401 of Regulation S-K and has designated him as the Financial Expert of AMLI's Audit Committee. Mr. Metz is independent as defined by Item 7 of
Schedule 14A. Pursuant to the Company's by-laws, each member of the Audit Committee must be independent of management of the Company and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the internal audit function of the Company, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met six times during the year 2002 and met once each in February and March 2003 to carry out its responsibilities as detailed in its charter which was adopted on May 1, 2000, and which has been amended in 2003 to reflect expanded responsibilities undertaken by the Audit Committee in 2003 (See Exhibit B).

     Messrs. Schreiber (Chairman) and McConahey, and Ms. Gates constitute the Executive Compensation Committee. Pursuant to the Company's by-laws, each member of the Executive Compensation Committee must be a "disinterested person" within the meaning of former Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of the Executive Compensation Committee must be Independent Trustees. The Executive Compensation Committee determines the compensation of the Company's four officers who are also Trustees the Executive Vice Presidents - Property Management and Chief Financial Officer, and other Company officers, and administers the Company's option plan, performance incentive plan, executive share purchase plan, senior officer share acquisition plan, forgivable loan plan and certain other employee benefit plans. See "Option Plan," "Performance Incentive Plan," "Executive Share Purchase Plan," "Senior Officer Loan Share Purchase Program," "Incentive Compensation," "Retirement Savings Plan," "Non-Competition Agreements, Employment Agreements, and Termination of Employment," and "Executive Compensation Committee Report on Executive Compensation" below. The Executive Compensation Committee met once in November 2002, once in January 2003, and again in February 2003 regarding compensation matters for 2002.

     Ms. Gates (Chairman) and Messrs. Heilweil and Schreiber constitute the Nominating & Governance Committee. This committee was formed late in 2002 to identify individuals qualified to become Board members, and to recommend that the Board select the trustee nominees to be voted on at the annual meetings of shareholders; to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company; and to review any plan of succession for the position of Chief Executive Officer. The Nominating & Governance Committee met once in December 2002.

     Four meetings of the full Board were held in 2002. Each Trustee who held such position in 2002 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Trustee served.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management and with the Company's independent auditors the Company's audited financial statements for the year ended December 31, 2002. These discussions included matters required to be discussed by the Statements on Auditing Standards No. 61, which include, among other things, (1) methods used to account for significant or unusual transactions; (2) the effect of significant accounting policies in emerging areas for which there is a lack of authoritative guidance; (3) the process used by management in formulating sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from our independent auditors, KPMG LLP, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors the issue of their independence from the Company. The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to the Company for the fiscal year ended December 31, 2002, as described in this Proxy Statement under "Relationship with Independent Accountants," is compatible with maintaining KPMG LLP's independence.

     During 2002, the Audit Committee amended and restated its Charter to provide for expanded responsibilities as described therein (Exhibit B).

     Based on its review of the audited financial statements and discussions related thereto, the Audit Committee has recommended to the Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                        Adam S. Metz, Chairman
                           Marc S. Heilweil
                         Stephen G. McConahey

                                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Messrs. Sweet and Tague, the
Co-CEOs of the Company, and the Company's four other most highly compensated executive officers during 2002, 2001 and 2000.  The table includes compensation from all sources for services rendered to the Company and its subsidiaries during these years.

                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                          --------------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                   SALARY     BONUS    COMPENSATION    AWARDS     OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION   YEAR   ($)        ($)        ($) (1)      ($)(2)     (NUMBER)    ($) (3)   ($) (4)
------------------   ----  -------  ---------  ------------  ----------  ----------   ------- ------------
Allan J. Sweet
 President,
 Co-CEO, and
 Trustee. . . . . .  2002  $285,000  $169,500       $29,945        --        60,000   $ 72,965     $ 9,823
                     2001  $285,000      --         $ 9,958        --        60,000   $ 51,080     $20,413
                     2000  $275,000      --         $ 1,444        --        95,000   $113,321     $23,706

Philip N. Tague
 Executive Vice
 President,
 Co-CEO, and
 Trustee. . . . . .  2002  $285,000  $169,500       $12,535        --        60,000   $ 72,965     $ 9,810
                     2001  $285,000      --          14,998        --        60,000   $ 51,080     $20,384
                     2000  $275,000      --            --          --        95,000   $113,321     $23,713

Robert S. Aisner
 Executive Vice
 President -
 Property
 Management (5) . .  2002  $250,000  $ 84,750       $ 8,357        --        40,000   $ 51,075     $ 7,583
                     2001  $250,000      --            --          --        40,000       --       $14,171
                     2000  $240,000      --            --          --        75,000       --       $14,785

Robert J. Chapman
 Executive Vice
 President -
 Chief Financial
 Officer. . . . . .  2002  $250,000  $ 84,750       $26,255        --        40,000   $   --       $ 7,583
                     2001  $250,000      --         $ 8,300        --        40,000       --       $10,196
                     2000  $240,000      --         $17,499        --        75,000       --       $11,992




                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                          --------------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                   SALARY     BONUS    COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION   YEAR   ($)        ($)        ($) (1)      ($)(2)     (NUMBER)    ($) (3)   ($) (4)
------------------   ----  -------  ---------  ------------  ----------  ----------   ------- ------------

Stephen C. Ross
 Executive Vice
 President -
 Development. . . .  2002  $232,500   $10,000       $ 7,103        --        20,000   $ 51,075     $ 7,051
                     2001  $228,000   $ 6,800          --          --        20,000   $ 39,906     $13,879
                     2000  $220,000   $10,000          --          --        35,000   $ 32,377     $17,918

Brian K. Cranor
 Executive Vice
 President -
 Capital Markets. .  2002  $220,000   $10,000       $ 7,103        --        20,000   $   --       $ 7,583
                     2001  $213,000   $10,000          --          --        20,000       --       $ 9,904
                     2000  $205,000   $10,000       $ 8,203        --        35,000       --       $11,780

--------------------

(1)    The Company pays the cost of personal income tax preparation services for Mr. Sweet ($2,413, $1,672 and
       $1,444 in 2002, 2001 and 2000, respectively) and for Mr. Chapman ($2,900, $2,500 and $2,500 in 2002, 2001
       and 2000, respectively).  Compensation based on the 15% discount under the Executive Share Purchase Plan was as follows:

                                                       2002           2001           2000
                                                     -------        -------        -------
       Mr. Sweet                                     $14,997          8,286           --
       Mr. Tague                                        --           14,998           --
       Mr. Chapman                                    14,998          5,800         14,999
       Mr. Cranor                                       --             --            8,203

       During 2002, compensation resulting from scheduled forgiveness of loans was as follows:

       Mr. Sweet                                     $12,535
       Mr. Tague                                      12,535
       Mr. Aisner                                      8,357
       Mr. Chapman                                     8,357
       Mr. Ross                                        7,103
       Mr. Cranor                                      7,103





(2)    Subject to shareholder approval of Amendment No. 1 to the Senior Officer Share Acquisition Plan, the
       Company has agreed to award 4,000 restricted shares each to Mr. Sweet and Mr. Tague, 3,300 restricted shares to Mr. Chapman, and 2,600 restricted shares each to Mr. Ross and Mr. Cranor.

(3)    LTIP Payouts include amounts earned as distribution equivalents and reported as "all other compensation"
       in previous periods.

(4)    The employer contributions by the Company under the Retirement Savings Plan for Messrs. Sweet, Tague,
       Aisner, Chapman, Ross and Cranor were $1,000 each in 2002; $1,000 each in 2001; and $5,250 each in 2000.
       See "Retirement Savings Plan" below.  The Company paid an annual premium each year ($199 in 2002) to provide long-term disability and $50,000 of group term life and Accidental Death insurance for each of the named executive officers. During 2002, 2001 and 2000, Messrs. Sweet and Tague were each credited with
       $8,512, $18,936 and $18,170, respectively; Mr. Aisner was credited with $6,384, $13,075 and $9,439, respectively; Mr. Chapman was credited with $6,384, $9,100 and $6,646, respectively; Mr. Ross was credited with $5,852, $12,783 and $12,609, respectively; and Mr. Cranor was credited with $6,384, $8,808 and
       $6,434, respectively, in Performance Units (as defined under "Performance Incentive Plan" below) as distribution equivalents corresponding to the amount of distributions made on the number of units of limited partnership interest ("Units") in AMLI Residential Properties, L.P. (the "Operating Partnership")
       underlying the Performance Units respectively held by each of them.  See "Long-Term Incentive Plan Awards"
       and "Performance Incentive Plan" below.  During 2002, 2001 and 2000, Mr. Sweet received $112, $381 and
       $190, respectively, and Mr. Tague received $99, $352 and $197, respectively, in taxable income relating to split dollar life insurance policies maintained jointly by the Company and these officers.

(5)    Mr. Aisner resigned his position as Executive Vice President effective March 14, 2003.





OPTION GRANTS

     On December 30, 2002, options for 412,750 Units were granted to 47 key employees and officers of the Company and its subsidiaries at an exercise price of $21.23.  Each Unit is exchangeable for one Common Share.  The following table sets forth certain information with respect to individual grants of options in 2002 to each of the executive officers named in the summary compensation table above.

                                               INDIVIDUAL GRANTS
                            ------------------------------------------------------   POTENTIAL REALIZABLE
                                SECURITIES    PERCENT OF                            ANNUAL RATES OF SHARE
                                UNDERLYING  TOTAL OPTIONS                           PRICE APPRECIATION FOR
                                 OPTIONS      GRANTED TO  EXERCISE OR                    OPTION TERM
                                 GRANTED     EMPLOYEES IN  BASE PRICE   EXPIRATION -----------------------
NAME                           (NUMBER)(1)       2002       ($/SHARE)    DATE (2)      5% ($)     10% ($)
----                           -----------  ------------- -----------   ----------  ----------  ----------

Allan J. Sweet                     60,000         14.54%      $21.23    12/30/2012  $  801,086  $2,030,109

Philip N. Tague                    60,000         14.54%      $21.23    12/30/2012  $  801,086  $2,030,109

Robert S. Aisner                   40,000          9.69%      $21.23    12/30/2012  $  534,057  $1,353,406

Robert J. Chapman                  40,000          9.69%      $21.23    12/30/2012  $  534,057  $1,353,406

Stephen C. Ross                    20,000          4.85%      $21.23    12/30/2012  $  267,029  $  676,703

Brian K. Cranor                    20,000          4.85%      $21.23    12/30/2012  $  267,029  $  676,703


__________

(1) Represents aggregate options to purchase Units.  Such options vest one-third each on December 30, 2005, 2006 and 2007, or immediately in the event of the holder's death, disability, termination without cause, or a change in control of the Operating Partnership.

(2) Subject to earlier expiration twelve months after termination of the holder's employment with the Company and its affiliates.



AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 2002 by each of the executive officers named in the summary compensation table above and the year-end value of unexercised options owned by such executive officers.


                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             SECURITIES                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON     VALUE       OPTIONS AT YEAR-END           YEAR-END (2) ($)
                              EXERCISE      REALIZED   ---------------------------------------------------
NAME                          (NUMBER)       ($)(1)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ------------   --------   ----------- ------------- ----------- -------------

Allan J. Sweet                      0        $  0          170,667       261,333    $ 90,008      $ 20,765
Philip N. Tague                     0        $  0          150,667       261,333    $ 72,070      $ 20,765
Robert S. Aisner                    0        $  0           47,000       191,500    $  7,168      $ 16,337
Robert J. Chapman                   0        $  0           39,500       191,500    $  7,168      $ 16,337
Stephen C. Ross                     0        $  0           78,333        90,667    $ 38,533      $  5,987
Brian K. Cranor                     0        $  0           30,333        90,667    $  2,493      $  5,987

___________

(1) Computed as the number of options exercised multiplied by the difference between fair value per share at date of exercise and the exercise price per share.

(2) Calculated based on the year-end share value of $21.28 per share.


LONG-TERM INCENTIVE PLAN AWARDS AND PAYOUTS

     From 1995 to 2001, 116,200 Performance Units (as defined under "Performance Incentive Plan" below), of which 53,400 original Performance Units remain outstanding as of February 28, 2003, were awarded to key employees and officers of the Operating Partnership and the Service Companies pursuant to the Company's performance incentive plan. In February 2002, Messrs. Sweet and Tague each received cash compensation payments of $72,965; and Mr. Aisner and Mr. Ross each received a cash compensation payment of $51,075, in full satisfaction of the Performance Units these officers had been awarded in 1997.


EQUITY COMPENSATION TABLE

     The following summarizes as of February 28, 2003 the Company's equity compensation plans, all of which have been approved by shareholders:

                                                            (c)
                                                         Number of
                                                        securities
                                                         remaining
                      (a)                                available
                   Number of                            for future
                 securities to           (b)          issuance under
                be issued upon    Weighted-average      equity com-
                 exercise of       exercise price     pensation plans
                  outstanding      of outstanding    (excluding secur-
               options, warrants  options, warrants   ities reflected
                  and rights         and rights       in column (a))
               -----------------  -----------------  -----------------

Option Plan     2,951,924            $ 21.95             418,743

Performance
  Incentive Plan     0                   --                 0

Senior Officer
  Share Acqui-
  sition Plan        0                   --              260,000

Trustee Share
  Acquisition Plan   0                   --               26,758

Executive Share
  Purchase Plan      0                   --              394,120

     Each of the Company's equity compensation plans is described in detail in the paragraphs which follow.


OPTION PLAN

     In 1994, the Company adopted the Option Plan to provide incentives to attract and retain Trustees, officers and key employees and service providers. The summary of the Option Plan set forth below is qualified in its entirety by the text of the Option Plan.

     The Option Plan provides for the grant of options to purchase a specified number of Common Shares or Units ("Options"). Under the Option Plan, the maximum number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is equal to 3,450,000 (increased from 1,000,000 in 1998 and from 2,000,000 in 2000 and from 2,850,000 in 2002 pursuant to amendment to the Plan).

     Participants in the Option Plan, who may be Trustees, officers or employees of, or service providers to, the Company, its subsidiaries or designated affiliates, will be selected by the Executive Compensation Committee. Approximately 50 Trustees, officers and employees are currently eligible to participate in the Option Plan. The Executive Compensation Committee will also determine the terms of Options granted under the Option Plan including, among other things, the exercise price of Options, whether Incentive Share Options ("ISOs") or non-qualified Options shall be granted, the number of Common Shares or Units subject to each Option and the vesting schedule applicable to each such Option. Trustees of the Company are also eligible to participate but, in the case of Trustees who are not also employees of the Company, only pursuant to automatic grants set forth in the Option Plan and described under "Compensation of Trustees" below.

     The Executive Compensation Committee may amend any award previously granted, prospectively or retroactively. However, options granted may not be subsequently amended to provide for any change in exercise price. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act). The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the trading date immediately preceding the date on which the Option in respect thereof is granted. Subject to certain limitations regarding real estate investment trust ("REIT") qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the Option is granted) of Common Shares with respect to which ISOs may be granted under the Option Plan, which Options are exercisable for the first time during any calendar year, may not exceed $100,000. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash. The vesting provisions of the Options will be determined by the Executive Compensation Committee, except with regard to Options received by Independent Trustees as described under "Compensation of Trustees" below.

     The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     On December 30, 2002, Options for 412,750 Units were granted to 46 key employees and officers of the Company at an exercise price of $21.23 per Unit.

     The Co-CEOs and the four most highly compensated executive officers of the Company have received Options under the Option Plan as follows: Mr. Sweet, 437,000; Mr. Tague, 419,500; Mr. Aisner, 253,500; Mr. Chapman,
231,000; Mr. Ross, 184,000; and Mr. Cranor, 121,000. For Options granted to such executive officers in 2002, see "Option Grants" above. The Company's Independent Trustees have received Options as described under "Compensation of Trustees" below. The Company's executive officers as a group have received an aggregate of 2,356,750 Options under the Option Plan and current employees of the Company and the Service Companies as a group (excluding executive officers of the Company) have received an aggregate of 605,082 Options under the Option Plan.

PERFORMANCE INCENTIVE PLAN

     On January 30, 1995, the Board adopted a performance incentive plan (the "Performance Incentive Plan") pursuant to which performance units ("Performance Units") may be awarded to employees of the Operating Partnership and the Service Companies. The Performance Incentive Plan is a form of phantom equity plan, with each Performance Unit awarded under the plan intended to be equal in value to a Unit, the value of which corresponds to the value of a Common Share. The Executive Compensation Committee selects the employees eligible to participate in the Performance Incentive Plan, determines the number of Performance Units, if any, to award to a participant and the terms and conditions of the award, and administers the Performance Incentive Plan. The number of Performance Units held by an employee will be increased proportionally to reflect distributions made with respect to Units, which distributions correspond to dividends paid with respect to Common Shares. Performance Units will become payable to the employee upon determination by the Executive Compensation Committee that the particular performance objectives specified by the Executive Compensation Committee have been met or upon a "change in control" (as defined in the Performance Incentive Plan). Payment on Performance Units will be made in a number of Units equal to the number of eligible Performance Units held by an employee on the payment date, except that Performance Units held by an employee who is subject to Section 16 of the Exchange Act with respect to the Company will be payable in an amount of cash equal to the fair market value of the Units which would otherwise be paid to such employee. Under the Performance Incentive Plan, the total number of Performance Units available for grant and the total number of Common Shares available to be issued upon exchange of Units issued under the Performance Incentive Plan will be equal to 250,000.

     No Performance Units were awarded to employees and officers of the Operating Partnership and the Service Companies in 2002, and the Company does not anticipate making any future awards of units pursuant to this Plan.


EXECUTIVE SHARE PURCHASE PLAN

     The "Executive Share Purchase Plan" was adopted by the Board effective May 1, 1996 and was approved at the 1996 annual meeting of shareholders. All Trustees who are not employees of the Company were eligible to participate in the Executive Share Purchase Plan through 1999. Other eligible participants will be officers and employees of the Company, the Operating Partnership and the Service Companies, designated by the Executive Compensation Committee of the Company.

     Eligible participants who are officers or employees of the Company may elect to purchase Common Shares, and eligible participants who are employees of the Operating Partnership or Service Companies may elect to purchase Units (which the participant is required to exchange immediately for an equal number of Common Shares), during quarterly window periods. A "window period" is the ten business day period commencing on the third business day following the Company's quarterly public release of earnings. Participants may only purchase Common Shares or Units during one window period in any calendar year. The maximum value of Common Shares or Units which may be purchased is the lessor of $100,000 or 50% of the participant's base salary. The purchase price per Common Share or Unit is 85% of the fair market value of a Common Share or Unit on the trading day immediately preceding the date of purchase.

     Prior to July 2002, participants electing to make purchases under the Executive Share Purchase Plan could elect to receive a loan for up to 80% of the purchase price, provided that, in no event could a participant have more than $200,000 principal amount of loans outstanding under this Plan at any time. These loans bear interest at a fixed rate of 150 basis points over the then current ten-year Treasury bond rate. The Plan has now been amended to preclude the Company from providing or arranging any financings of shares issued pursuant to the Plan subsequent to July 2002.

     The Common Shares may not be sold, assigned, transferred or pledged (except to secure a loan) during the period ending on the earlier of
(i) the fifth anniversary of the purchase date, (ii) the date of a Change in Control of the Company, or (iii) the date that the participant terminates employment or service on the Board, as applicable. In addition, the Common Shares may not be transferred while they are serving as collateral for a loan under the Executive Share Purchase Plan. Generally, a Change in Control will be deemed to occur upon acquisition of more than 20% of the Company's voting stock by any party (other than by certain related parties), a merger, sale of substantially all of the Company's assets, the liquidation of the Company, or the election of Trustees constituting a majority of the Board who were not recommended by the incumbent Trustees.

     During 2002, five officers acquired a total of 11,691 Common Shares pursuant to this Plan. Total expense recorded in 2002 for the 15% discount, including the Service Companies' shares, was $42,000. At December 31, 2002, the aggregate outstanding balance of recourse loans made pursuant to this Plan was $348,000. See "Security Ownership of Certain Beneficial Owners and Management" below.


SENIOR OFFICER LOAN SHARE PURCHASE PROGRAM

     The Senior Officer Loan Share Purchase Program was replaced in 2002 by the Senior Officer Share Acquisition Plan.

     Since 1997, the Executive Compensation Committee of the Board has approved a total of $9,830,795 in recourse loans to the four officers who are also Trustees and fifteen other officers to enable them to acquire on the open market a total of 442,794 of the Company's Common Shares. All 442,794 shares had been acquired by February 28, 2002. These loans bear interest at rates ranging from 3.91% to 6.23% and generally have terms of nine years. The aggregate remaining balances of these loans totalled $3,699,000 at December 31, 2002 and the remaining unpaid amounts of each officer's loans are included in the amounts set forth in the footnotes to the security ownership table. No additional loans will be made by the Company pursuant to this program.

     Since 1999, the Company has made $3,098,000 of additional loans to 22 Senior Officers of the Company which they used to acquire Company shares on the open market (62,100 shares for $1,297,000 in 1999, 39,876 shares for $881,000 in 2000, and 36,805 shares for $920,000 in 2001). These loans are subject to forgiveness over the five year period commencing December 1999, 2000 or 2001 (based solely on each employee's continued employment with the Company), as follows: 10% following the end of the second year, an additional 20% following the end of the third year, an additional 35% following the end of the fourth year, and the final 35% at the end of the fifth year. See "Security Ownership of Certain Beneficial Owners and Management" below. The aggregate remaining balances of these loans totalled $2,781,000 at December 31, 2002. No additional loans will be made by the Company pursuant to this program.

INCENTIVE COMPENSATION

     A bonus incentive compensation plan (the "Bonus Plan") is in place for executive and key officers. This program awards bonuses to executive officers and certain other key officers covered under the plan based on the achievement of specified targets and goals for the Company and the individual officer. The primary targets are based upon annual increases in Funds from Operations (defined as income (loss) before minority interest of Unit holders in the Operating Partnership and extraordinary items plus certain non-cash items, primarily depreciation) per share, Common Share price performance compared to performance of the share price of selected competitors and benchmarking against the economic performance of selected competitors. The amount of bonus is based on a formula determined for each officer based on a range of up to 100% of base compensation. The Executive Compensation Committee may also grant discretionary bonuses to certain officers based upon an assessment of such an officer's performance.

     Bonuses for 2002, 2001 and 2000 for the most highly compensated executive officers of the Company are set forth in the summary compensation table. See "Summary Compensation Table" above.


RETIREMENT SAVINGS PLAN

     The Company and its affiliates have adopted a joint retirement savings plan (the "Retirement Savings Plan") for their full-time employees. The Retirement Savings Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of the Company, the Operating Partnership and the Service Companies are generally eligible to participate in the Retirement Savings Plan after one full year of service. Eligible employees may contribute each year up to 15% of their compensation to the Retirement Savings Plan. At the end of each year, the Company or such entity will match up to 50% of each participating employee's contribution, to a maximum of $1,000 per employee. Employees are not vested in the Company's or such entity's contributions until the third anniversary of their employment.

     As of January 1, 1995 the Retirement Savings Plan was amended to provide for an additional contribution by the Company, the Operating Partnership or one of the Service Companies, as applicable, equal to a percentage determined by management (0.0% for 2002 and 2001 and 2.5% for 2000) of each eligible employee's compensation. All such contributions have been invested in Common Shares through 2002. Effective January 1, 2003, these contributions are invested based upon each employee's direction.

     The employer contributions by the Company under the Retirement Savings Plan during 2002, 2001 and 2000 for the most highly compensated executive officers of the Company are set forth in footnote (3) to the summary compensation table. See "Summary Compensation Table" above.


COMPENSATION OF TRUSTEES

     In 2002, the Company paid its Independent Trustees at the annual rate of $20,000, of which $12,000 was designated for acquisition of Common Shares following each dividend record date. Each Independent Trustee also receives 2,000 Options annually. Commencing in 2000, Mr. Mutz, the Chairman of the Board, and Mr. Allen, the Vice-Chairman of the Board, are paid compensation of $40,000 ($16,000 in cash and $24,000 designated for acquisition of Common Shares) and $30,000 ($12,000 in cash and $18,000 designated for acquisition of Common Shares), respectively, and will receive 4,000 Options and 3,000 Options, respectively, in their capacities as Chairman of the Board and Vice-Chairman of the Board. In addition, the Company reimburses all Trustees for expenses incurred in attending meetings. Messrs. Sweet and Tague are not paid any Trustees' fees.

     Commencing in 2003 each independent trustee will receive an additional $1,000 for each committee meeting attended.

     Pursuant to the Option Plan (described above), Messrs. Heilweil, McConahey, Metz and Schreiber and Ms. Gates were each granted, effective as of the time they became Trustees, and each future Independent Trustee will also be granted, effective as of the Trustee's initial election or appointment, a ten-year Option to acquire 2,000 Common Shares at fair market value on the trading day immediately preceding the date of the grant (in the case of Messrs. Heilweil, McConahey and Schreiber, the initial public offering price of $20.50 per share; in the case of Ms. Gates, $18.00 per share, and in the case of Mr. Metz, $21.025 per share). A Trustee's initial Options are not exercisable until after the first anniversary of the date of grant. The exercise price is payable in cash.


NON-COMPETITION AGREEMENTS, EMPLOYMENT AGREEMENTS AND TERMINATION
OF EMPLOYMENT

     The four officers who are also Trustees and 13 other officers of the Company have each entered into an employment agreement with the Company, which includes a non-competition provision. The non-competition provision of each employment agreement prohibits each officer from engaging directly or indirectly in the multifamily residential property business (as defined) other than on behalf of the Company during the period the officer is an employee of the Company and for a period of either 12 months, 18 months, or 24 months from termination of employment. Upon both a change in control of the Company and a change in circumstance of the employee (as such terms are defined in the agreements), the employment agreements provide for immediate vesting of all previously unvested Options and Performance Units, cash payment equal to one, two or three times average compensation (as defined) and additional cash compensation to each employee who might be subject to excise taxes under Section 4999 of the Internal Revenue Code so that the Employee receives that amount before the application of income taxes that he would receive if he were not subject to such excise taxes.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Executive Compensation Committee interlocks or insider participation on the Executive Compensation Committee.


EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board consists of three Trustees who are not employees of the Company, the Operating Partnership or a Service Company. The Executive Compensation Committee reviews and approves all remuneration arrangements for the Chairman and Vice Chairman of the Board, the Co-CEOs, and the other officers of the Company (the "Senior Executives"), and administers the Option Plan, the Performance Incentive Plan, the Executive Share Purchase Plan, the Senior Officer Share Acquisition Plan, and the Bonus Plan. The Executive Compensation Committee also reviews and adopts or recommends to shareholders the adoption of new employee benefit plans or modifications to existing plans. The Executive Compensation Committee met once in November 2002, once in January 2003, and once again in February 2003 in connection with 2002 compensation matters.

     The Company's executive compensation program is intended to attract, incentivize, reward and retain experienced and motivated executives who contribute to the Company's growth. The goal of the Executive Compensation Committee in setting Senior Executive compensation is to align the interests of the executives with those of the Company's shareholders, focusing on long-term growth of Funds From Operations ("FFO") and increases in shareholder value. The Executive Compensation Committee, in administering the Company's executive compensation program, considers recommendations from management and extensive available data concerning executive compensation at other equity real estate investment trusts and companies in other businesses. The Executive Compensation Committee periodically discusses with senior management the cost and desirability of engaging an independent compensation consultant, and elected to do so in 2003 to obtain information relative to administering executive compensation for 2003. The Executive Compensation Committee expects to continue to review this decision annually.

     The Committee has approved additional grants of Options for the purchase of Common Shares, and following shareholder approval, intends to award up to 43,500 restricted Common Shares under the Amended and Restated Senior Officer Share Acquisition Plan (Proposal 2) in recognition of the continuing desirability of aligning the interests of management and shareholders.

     For 2003, the Committee has discretion to authorize subjective cash bonuses and intends to establish incentives for objective cash bonuses that may be contingent upon, among other things, the Company's achieving certain FFO targets.

     The Company's executive compensation currently consists of an executive's base salary, cash bonus, Options under the Option Plan, discounted purchases under the Executive Share Purchase Plan, and, subject to shareholder approval, restricted Common Shares under the Amended Senior Officer Share Acquisition Plan.

     BASE SALARY. Executive salary levels are designed to reward Company employees for performing their normal duties. Salary levels are established on the basis of a number of factors including management recommendations, prior salary history with the Company, industry comparables, individual performance and overall Company results. For 2003, the salaries of the President and Co-Chief Executive Officer and the Executive Vice President - Development and Co-Chief Executive Officer were increased by $15,000 each to $300,000, an increase of 5.3%. The other Senior Executives' salary increases in 2003 averaged 3.25%.

     BONUSES. The Company's executive officers participate in the Bonus Plan. A portion of the bonus each year is based on pre-established goals concerning growth in FFO and benchmarking Company FFO and stock price performance against those of a group of other multifamily real estate investment trusts. A discretionary portion is also based on achievement of individual job goals and for extraordinary contributions to the Company's results for the past year. Cash bonuses of $169,500 each were paid to the President/Co-CEO and the Executive Vice President/Co-CEO for 2002. Cash bonuses paid to other Senior Executives in 2003 for 2002 performance averaged 13.2% of 2002 base salary.

     OPTIONS. Awards of Options under the Option Plan are designed to utilize the award of interests in the Company and the Operating Partnership in order to tie Senior Executive compensation to the creation of shareholder value and allow the Senior Executives to share in the success of the Company. See "Long-Term Incentive Plan Awards" above for a description of the vesting provisions of Performance Units awarded in prior years.

     COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS. For 2002, the Executive Compensation Committee evaluated the compensation of Messrs. Sweet and Tague utilizing the same philosophy and procedures as are applied to other Senior Executives of the Company. The base salaries of the Co-CEO's were increased by $15,000 each as of January 2003 as described above, and $169,500 in cash bonuses were awarded to each of Co-CEO's for the Company's 2002 performance. As detailed under "Option Grants" and "Long-Term Incentive Plan Awards," the Executive Compensation Committee also awarded the Co-CEO's Options under the Option Plan based on their contributions to the Company's 2002 performance.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for federal income tax purposes.
Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Company's Chief Executive Officers and the four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Company's ability to meet the REIT distribution requirements, and the portion of the Company's distributions which constitute taxable dividend income, rather than return of capital, may be impacted by Section 162(m).

     The Executive Compensation Committee does not believe that any compensation paid by the Company in 2002 would meet the tests under
Section 162(m) for a disallowance of compensation deductions; nor does it presently intend that any such deductions be disallowed in the future. However, the Executive Compensation Committee, in setting future Senior Executive compensation, will continue to consider the long-run interests of the Company, balancing any non-deductibility under Section 162(m) against the need for the Company to adequately compensate its executive officers for services rendered.




                   EXECUTIVE COMPENSATION COMMITTEE

                      John G. Schreiber, Chairman
                            Laura D. Gates
                         Stephen G. McConahey

PERFORMANCE GRAPH

     The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from December 31, 1997, to December 31, 2002. The graph assumes the investment of $100 in the Company and each of the indices on December 31, 1997 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.


[PERFORMANCE GRAPH]

                                         December 31,
                     -------------------------------------------------
                         1997    1998    1999    2000    2001    2002
                       ------- ------- ------- ------- ------- -------
AMLI
 Residential
 Properties
 Trust. . . . . . . .  $100.00 $108.15 $106.83 $141.51 $156.65 $143.12

NAREIT Index. . . . .  $100.00 $ 82.50 $ 78.69 $ 99.43 $113.29 $117.62

S&P 500 Index . . . .  $100.00 $128.58 $155.62 $141.45 $123.00 $ 95.94


     A $100.00 investment in the Company on December 31, 1997, increased to $108.15 at December 31, 1998, decreased to $106.83 at December 31, 1999, increased to $141.51 at December 2000, increased again to $156.65 at December 31, 2001, and decreased to $143.12 at December 31, 2002.

     The NAREIT Index, adjusted to $100.00 at December 31, 1997, decreased to $82.50 at December 31, 1998, decreased to $78.69 at December 31, 1999, increased to $99.43 at December 31, 2000, increased again to $113.29 at December 31, 2001, and increased again to $117.62 at December 31, 2002.

     The S&P 500 Index, adjusted to $100.00 at December 31, 1997, increased to $128.58 at December 31, 1998, increased again to $155.62 at December 31, 1999, decreased to $141.45 at December 31, 2000, decreased again to $123.00 at December 31, 2001 and decreased again to $95.94 at December 31, 2002.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE SERVICE COMPANIES

     Ninety-five percent of the voting common stock of each of the Service Companies (AIA and AMLI Management Company, including AMLI Residential Construction LLC) was owned by AMLI Realty Co. until December 31, 2002, as of which date AMLI Residential Properties, L.P. paid to AMLI Realty Co. $700,000 in cash for all of AMLI Realty Co.'s ownership interests in the Service Companies and for the "AMLI" service mark. Following this transaction, AMLI Residential Properties, L.P. owns in excess of 99% of the Service Companies and has voting control of the Service Companies.

     The Management Company provides management and leasing services to each of the apartment communities owned by the Company or in which the Company owns an interest. The Company paid the Management Company management fees totaling $3,366,000 in 2002 with respect to the communities owned by the Company; and affiliated partnerships paid the Management Company management fees totaling $7,273,000 in 2002 with respect to other communities in which the Company owns an interest. The master property management agreement with respect to the communities owned by the Company had an initial term of three years, and is subject to annual automatic renewal; it may be terminated earlier by either the Management Company or the Operating Partnership upon an event of default by the other party.

     During 2002 the Company accrued or paid to the Service Companies $308,000 in general contractor fees and $12,000 in interest expense; unconsolidated co-investment partnerships also engaged the services of the Service Companies during 2002.

     During 2002, the Company earned or received $1,323,000 of interest on notes and advances to the Service Companies and earned or received various fees from unconsolidated co-investment partnerships, and the Company received a total of $411,000 in reimbursements from AMLI Realty Co. for the cost of providing certain management and administrative services.

CORPORATE SERVICES AGREEMENT

     Pursuant to a corporate services agreement among the Management Company, AIA, Amrescon, the Operating Partnership and the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations, and other services related to the operations and administration of the Management Company, AIA, Amrescon, the Operating Partnership and the Company. The corporate services agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. The Company, the Management Company, AIA and Amrescon paid $0, $428,510, $231,020 and $343,414, respectively, to the Operating Partnership pursuant to the corporate services agreement in 2002. The Company, the Operating Partnership, AIA and Amrescon paid $0, $1,426,602, $81,732 and $407,756, respectively, to the Management Company pursuant to the corporate services agreement in 2002.

     Unless the Management Company acts in bad faith, is grossly negligent, recklessly disregards its duty, or engages in willful misconduct, the Management Company will have no liability to the Company or the Operating Partnership resulting from the performance of its duties under the corporate services agreement. The Management Company is required to indemnify AIA, Amrescon, the Company and the Operating Partnership for any damages arising out the Management Company's default under the corporate services agreement or as a result of the Management Company's gross negligence. Similarly, AIA, Amrescon, the Company and the Operating Partnership are obligated to indemnify the Management Company for any damages arising out of their respective defaults under the corporate services agreement or as a result of their gross negligence.

RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     KPMG LLP has been the independent accounting firm that audits the financial statements of the Company and its subsidiaries since inception of the Company in 1994.

     AUDIT FEES

     KPMG LLP billed the Company and its consolidated affiliates $185,000 for the audit of the Company's financial statements during the year ended December 31, 2002, and $42,000 for the review of financial statements included in the Company's Forms 10-Q during 2002. KPMG LLP billed additional amounts aggregating approximately $466,000 to the Company's unconsolidated affiliates for audit related services during 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP neither billed for nor performed any services for the Company in 2002 related to financial information systems design or implementation.

     ALL OTHER FEES

     KPMG LLP billed the Company and its consolidated affiliates $122,400 for other services performed during 2002. The other services included planning and consulting services relating to income taxes. In addition, KPMG LLP billed amounts aggregating approximately $170,000 to the Company's unconsolidated affiliates for such services during 2002.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Common Shares as of February 28, 2003 for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the Common Shares outstanding on February 28, 2003, (2) each Trustee of the Company and each named executive officer of the Company named in the summary compensation table and (3) the Company's Trustees and executive officers as a group. The number of Common Shares beneficially owned by a person includes the number of Common Shares into which Units and Series A Cumulative Convertible Preferred Shares of Beneficial Interest ("Series A Preferred Shares") beneficially owned by the person are exchangeable and convertible and the number of Common Shares for which a person holds an option, exercisable within sixty days of February 28, 2003, to acquire.

     In addition to the holders shown below, Security Capital Preferred Growth Incorporated, 11 South LaSalle Street, Chicago, IL 60603 owns AMLI's entire issue of 3,125,000 Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the "Series B Preferred Shares"). The Series B Preferred Shares were issued at a price of $24 per share, are convertible into Common Shares on a one-for-one basis, are non-callable until 2007, and carry an annual dividend equal to the greater of $1.80 per share or the annual dividend rate on the Common Shares, which is currently $1.92 per share.

                                        COMMON SHARES   PERCENT OF ALL
NAME AND ADDRESS                         BENEFICIALLY   COMMON SHARES
OF BENEFICIAL OWNER (1)                   OWNED (2)           (2)
----------------------                  -------------   --------------

UICI (3). . . . . . . . . . . . . . . . . . 2,550,986            13.8%

Morgan Stanley (4). . . . . . . . . . . . .   904,156             5.4%
Gregory T. Mutz (5) . . . . . . . . . . . .   470,290             2.8%
John E. Allen (6) . . . . . . . . . . . . .   255,746             1.5%
Allan J. Sweet (7). . . . . . . . . . . . .   307,012             1.8%
Philip N. Tague (8) . . . . . . . . . . . .   265,012             1.6%
Laura D. Gates (9). . . . . . . . . . . . .    29,256             0.2%
Marc S. Heilweil (10) . . . . . . . . . . .    22,750             0.1%
Stephen G. McConahey (11) . . . . . . . . .    26,220             0.2%
Adam S. Metz (12) . . . . . . . . . . . . .       149             0.0%
John G. Schreiber (13). . . . . . . . . . .    32,760             0.2%
Robert S. Aisner (14) . . . . . . . . . . .   102,422             0.6%
Robert J. Chapman (15). . . . . . . . . . .   119,635             0.7%
Stephen C. Ross (16). . . . . . . . . . . .    99,228             0.6%
Brian K. Cranor (17). . . . . . . . . . . .    68,920             0.4%
All Trustees and executive officers
  as a group (17 persons) . . . . . . . . . 1,941,348            10.9%

----------

 (1) Unless otherwise noted, the address for each of the persons or entities is 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606.

 (2) Assumes that all Units and Series A Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series A Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of February 28, 2003 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.

 (3) UICI is a publicly-traded (NYSE: UCI) insurance and financial services company headquartered at 9151 N. Grapevine Highway, North Richland Hills, Texas 76180. Directly and through wholly or majority-owned affiliates, UICI beneficially owned 728,900 Common Shares, 100,000 Series A Preferred Shares, and 1,722,086 Units, as follows:

       The MEGA Life and Health
         Insurance Company. . . . . . . . .1,722,086   Units
       The MEGA Life and Health
         Insurance Company. . . . . . . . .  155,000   Common Shares
       United Group Reinsurance, Inc. . . .  381,927   Common Shares
       United Group Reinsurance, Inc. . . .  100,000   Preferred Shares
       Financial Services Reinsurance
         Ltd. . . . . . . . . . . . . . . .  104,273   Common Shares
       Midwest National Life
         Insurance Company. . . . . . . . .   73,900   Common Shares
       U.S. Managers Life Insurance
         Company, Ltd.. . . . . . . . . . .   13,800   Common Shares
                                           ---------
                                           2,550,986
                                           =========

(4) Information with regard to Morgan Stanley is based solely on Amendment No. 3 to Schedule 13G, dated February 28, 2003. Morgan Stanley is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The total of 904,156 Common Shares includes 834,400 Common Shares beneficially owned by Morgan Stanley Investment Management Inc.

(5) Mr. Mutz, directly and through various trusts and other affiliates, beneficially owned 262,204 Common Shares and 29,087 Units and held 178,999 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Mutz has financed the acquisition of 116,935 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $944,727; such loan balances totalled $737,545 at February 28, 2003 and bear interest at fixed rates ranging from 4.45% to 6.06%.

(6) Mr. Allen, directly and through affiliates, beneficially owned 87,979 Common Shares and 1,434 Units and held 166,333 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Allen has financed the acquisition of 77,306 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $1,100,958; such loan balances totalled $233,148 at February 28, 2003 and bear interest at a fixed rate of 4.45%.

(7) Mr. Sweet, directly and through various trusts and other affiliates, beneficially owned 134,512 Common Shares and 1,833 Units and held 170,667 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Sweet has financed the acquisition of 110,685 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $1,830,941; such loan balances totalled $770,942 at February 28, 2003 and bear interest at fixed rates ranging from 3.91% to 6.40%.

(8) Mr. Tague beneficially owned 114,345 Common Shares and held 150,667 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Tague has financed the acquisition of 106,274 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $1,762,941; such loan balances totalled $707,981 at February 28, 2002, and bear interest at fixed rates ranging from 3.91% to 6.06%.

(9) Ms. Gates beneficially owned 16,871 Common Shares and held 12,385 currently exercisable Options to acquire Common Shares.

(10) Mr. Heilweil beneficially owned 10,365 Common Shares and held 12,385 currently exercisable Options to acquire Common Shares.

(11) Mr. McConahey beneficially owned 13,835 Common Shares and held 12,385 currently exercisable Options to acquire Common Shares.

(12) Mr. Metz beneficially owned 149 Common Shares and held no currently exercisable Options to acquire Common Shares.

(13) Mr. Schreiber beneficially owned 20,375 Shares and held 12,385 currently exercisable Options to acquire Common Shares.

(14) Mr. Aisner beneficially owned 55,422 Common Shares and held 47,000 currently exercisable options to acquire Common Shares. Starting in November 1996, Mr. Aisner has financed the acquisition of 53,411 of the Company's Common Shares with recourse loans from the Company.
     The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $980,772; such loan balances totalled $704,102 at February 28, 2003 and bear interest at fixed rates ranging from 3.91% to 6.06%.

(15) Mr. Chapman beneficially owned 79,135 Common Shares and held 39,500 currently exercisable options to acquire Common Shares. Starting in December 1997, Mr. Chapman has financed the acquisition of 73,465 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $1,119,475; such loan balances totalled $767,066 at February 28, 2003 and bear interest at fixed rates ranging from 3.91% to 6.40%.

(16) Mr. Ross beneficially owned, directly and through an affiliate, 20,895 Common Shares and held 78,833 currently exercisable Options to acquire Common Shares. Starting in February 1997, Mr. Ross has financed the acquisition of 19,466 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $385,374; such loan balances totalled $356,211 at February 28, 2003 and bear interest at fixed rates ranging from 3.91% to 7.01%.

(17) Mr. Cranor beneficially owned 21,465 Common Shares, 17,000 Units and held 30,333 currently exercisable options to acquire Common Shares. Starting in May 1998, Mr. Cranor has financed the acquisition of 20,695 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2002 and February 28, 2003 were $385,659; such loan balances totalled $355,225 at February 28, 2003 and bear interest at fixed rates ranging from 3.91% to 7.43%.



                             SECTION 16(A)
               BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 2002 except that a Form 4 for each of Ms. Gates and Messrs. Heilweil, McConahey, Primo and Schreiber with respect to one transaction each was filed late in including shares acquired by each of them during 2002 pursuant to the Company's Trustee Share Acquisition Plan.

                              PROPOSAL 2

 APPROVAL OF AMENDMENT NO. 1 TO SENIOR OFFICER SHARE ACQUISITION PLAN

     At the 2002 Annual Meeting, shareholders approved the Company's Senior Officer Share Acquisition Plan (the "Plan"). The old Plan replaced the Company's Senior Officer Loan Share Purchase Program. At the time of adoption of the old Plan, it was the Company's intent to sell shares to officers and employees under the old Plan and have such acquisitions be financed by loans from the Company.

     Following the adoption of the Sarbanes-Oxley Act of 2002, the Company is no longer able to make loans to executive officers. Accordingly, the Board has adopted Amendment No. 1 to the old Plan. Amendment No. 1 restates the old Plan and now provides that the Company will grant Common Shares to participants in the new Plan. Each grant will be subject to a five year vesting schedule described below.

     If Amendment to the old Plan is not approved by shareholders, then the old Plan will continue in existence under its current terms until changed by the Board. If Amendment No. 1 to the old Plan is approved by shareholders, the grants of Common Shares described below will be made shortly after the approval by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ADOPT AND APPROVE AMENDMENT NO. 1 TO THE OLD PLAN. THE NEW PLAN IS DESCRIBED BELOW, BUT REFERENCE SHOULD BE MADE TO THE TEXT OF THE NEW PLAN WHICH IS SET FORTH IN APPENDIX A, FOR COMPLETE INFORMATION.

     DESCRIPTION OF THE NEW PLAN

     Under the terms of the new Plan, the Compensation Committee is entitled to designate those persons who will be granted an award of Common Shares. Each grant of Common Shares awarded under the new Plan will be subject to a five-year vesting schedule from the beginning of the calendar year following the award. However, with respect to the grants described in the following paragraph, the five-year vesting schedule will begin on January 1, 2003. One third of the shares of each grant will vest on the January 1 that occurs on the third, fourth and fifth anniversaries of the January 1 date that starts the vesting period. Dividends will be paid on all Common Shares awarded under the new Plan, whether or not the Common Shares have vested. All unvested Common Shares will be forfeited upon the participant's voluntary termination of employment with the Company or if the participant's employment is terminated for cause.

     If the new Plan is approved by shareholders, the following grants will be made shortly following approval:

                                Number of     Value of
                                 Shares       Shares (1)
                                ----------    ----------

     Allan J. Sweet                 4,000      $ 80,800

     Philip N. Tague                4,000      $ 80,800

     Robert S. Aisner               (2)           (2)

     Robert J. Chapman              3,300      $ 66,660

     Stephen C. Ross                2,600      $ 52,520

     Brian K. Cranor                2,600      $ 52,520

     All current executive officers
     as a group                    24,100      $486,820

     All employees                 43,500      $878,700

     (1) Based on the $20.20 per share value of the Common Shares on February 28, 2003.

     (2) Robert S. Aisner resigned his position as Executive Vice President effective March 14, 2003.


     NUMBER OF SHARES SUBJECT TO NEW PLAN

     Under the new Plan, the aggregate number of Common Shares which may be issued is 260,000.

     ADJUSTMENT IN CONNECTION WITH CERTAIN EVENTS

     In the event of a share dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change or an extraordinary dividend paid in cash or property, the number of shares remaining subject to the new Plan and the maximum number of Common Shares that may be issued to anyone pursuant to the new Plan, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and (ii) in the event of a decrease in the number of outstanding shares, be proportionately reduced.

     ADMINISTRATION

     The new Plan provides that it shall be administered by a committee of at least two members of the Board. The Executive Compensation Committee has been appointed as the committee authorized to exercise the discretionary powers of the Company under the new Plan.

     Pursuant to the new Plan, each member of the committee, and, to the extent provided by the committee, any other person to whom duties or powers shall be delegated in connection with the new Plan, shall incur no liability with respect to any action taken or omitted to be taken in connection with the new Plan unless attributable to his or her own fraud or willful misconduct, to the fullest extent permitted under applicable law.

     The Board may amend the new Plan without shareholder approval, except as specified in the new Plan.

     FEDERAL INCOME TAX CONSEQUENCES

     Plan participants receive taxable compensation income, and the Company records tax-basis compensation expense, equal both to the value of the shares as they vest, and to any dividends paid on unvested shares.

                              PROPOSAL 3

          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS



     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG LLP as the Company's independent auditors for 2003. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2003 unless the proxy specifies otherwise. The Board recommends that shareholders vote FOR the ratification of such appointment.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.



                         SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the annual meeting of shareholders to be held in the year 2004 must be received by the Company at its principal executive offices on or before November 24, 2003 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.



                      PROXY SOLICITATION EXPENSE


     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means, by officers or employees of the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

EXHIBIT A
---------

                  AMLI RESIDENTIAL PROPERTIES AMENDED
                 SENIOR OFFICER SHARE ACQUISITION PLAN
                 -------------------------------------


                               SECTION 1

                                GENERAL
                                -------

     1.1 ESTABLISHMENT AND PURPOSE. AMLI Residential Properties Trust, a Maryland real estate investment trust (the "REIT"), is the general partner of AMLI Residential Properties, L.P. (the "Partnership"), a Delaware limited partnership. The Partnership owns all of the preferred stock and in excess of 99% of the common stock of AMLI Management Company, a Delaware corporation which in turn owns Amrescon LLC, and each of such entities is referred to individually as a "Service Company" and collectively as the "Service Companies". The Partnership may from time to time acquire, directly or indirectly, a greater than 50% economic interest in other entities that may adopt the Plan and become additional Service Companies hereunder, with the consent of the Compensation Committee of the REIT (the "Committee"). The REIT, the Partnership, and the Service Companies are each referred to individually as an "Affiliated Company," and collectively as the "Affiliated Companies." The purpose of the AMLI Residential Properties Amended Senior Officer Share Acquisition Plan (the "Plan") is to enable each of the Affiliated Companies to attract, retain and motivate individuals to perform services as employees and otherwise by providing for or increasing the opportunity for such individuals to share in the growth and success of the Affiliated Companies through proprietary interests in the REIT and thereby promote the long-term financial interest of the REIT and the other Affiliated Companies. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to the Effective Date of the Plan as set forth in section 3.1 herein. In order to facilitate compliance with Section 16(b) of the Securities Exchange Act of 1934, as amended, Common Shares granted as Restricted Share Awards under the Plan may be either open market purchases or acquired from the REIT's authorized but unissued shares.

     1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted Awards under the Plan, and thereby become "Participants" in the Plan.

     1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the grant of Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 6 of the Plan).


                               SECTION 2

                        RESTRICTED SHARE AWARDS
                        -----------------------

     2.1 RESTRICTED SHARE AWARDS. The Committee may, from time to time, establish one or more programs under which Participants will be granted a "Restricted Share Award." A "Restricted Share Award" is a grant of one or more Common Shares, with such Common Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     2.2 ADDITIONAL RESTRICTIONS. In addition to those conditions, restrictions and contingencies as the Committee shall determine under the foregoing provisions of subsection 2.1, the Committee may designate whether any Restricted Share Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Restricted Share Award designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). For Restricted Share Awards under this Section 2 intended to be "performance-based compensation," the grant of the Restricted Share Awards and the establishment of the performance measures shall be made during the period required under Code section l62(m).


                               SECTION 3

                     OPERATION AND ADMINISTRATION
                     ----------------------------

     3.1 EFFECTIVE DATE. Subject to the approval of the shareholders of the REIT at the REIT's 2003 annual meeting of its shareholders, the amendment and restatement of the Plan shall be effective upon adoption by the Board of Trustees of the REIT (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the REIT. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

     3.2 COMMON SHARES SUBJECT TO PLAN. The Common Shares for which Awards may be granted under the Plan shall be subject to the following:

     (a) The Common Shares with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the REIT, including shares purchased in the open market, in private transactions or otherwise.

     (b) Subject to the following provisions of this subsection 3.2, the maximum number of Common Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 260,000 Common Shares.

     (c) To the extent any shares of Common Shares covered by a Restricted Share Award are not delivered to a Participant or beneficiary because the Restricted Share Award is forfeited or canceled, or the Common Shares are not delivered because the Restricted Share Award is used to satisfy the applicable tax withholding obligation, such Common Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.

     3.3 GENERAL RESTRICTIONS. Delivery of Common Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the REIT shall have no liability to deliver any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     3.4   ADJUSTMENT TO SHARES.

     (a) In the event of any change in the outstanding Common Shares by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the REIT is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of Common Shares (or other securities) then remaining subject to this Plan, and the maximum number of Common Shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Restricted Share Awards, shall (i) in the event of an increase in the number of outstanding Common Shares, be proportionately increased, and (ii) in the event of a reduction in the number of outstanding Common Shares, be proportionately reduced.

     (b) In the event the adjustments described in clauses (i) and (ii) of paragraph (a) of this subsection 3.4 are inadequate to ensure equitable treatment of any holder of a Restricted Share Award, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any such holder as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable agreement relating to the Restricted Share Award.

     (c) The existence of the Plan and the Restricted Share Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Trustees or the shareholders of the REIT to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the REIT, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, the dissolution or liquidation of the REIT or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     3.5 TAX WITHHOLDING. All benefits under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Common Shares which the Participant already owns, or through the surrender of Common Shares to which the Participant is otherwise entitled under the Plan.

     3.6 TRANSFERABILITY. Restricted Share Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     3.7 DIVIDENDS AND DIVIDEND EQUIVALENTS. A Restricted Share Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Shares subject to the Restricted Share Award (both before and after the Common Shares subject to the Restricted Share Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Common Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Share equivalents.

     3.8 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein; each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     3.9   AGREEMENT WITH REIT.   A Restricted Share Award under the Plan
shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document.

     3.10 ACTION BY REIT OR AFFILIATED COMPANY. Any action required or permitted to be taken by the REIT or any Affiliated Company shall be by resolution of its board of trustees, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     3.11 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     3.12  LIMITATION OF IMPLIED RIGHTS.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the REIT or any other Affiliated Company whatsoever, including, without limitation, any specific funds, assets, or other property which the REIT or any other Affiliated Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Shares, or amounts, if any, payable under the Plan, unsecured by any assets of the REIT or any other Affiliated Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the REIT or any other Affiliated Company shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the REIT or any other Affiliated Company or the right to continue to provide services to the REIT or any other Affiliated Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Restricted Share Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the REIT prior to the date on which the individual fulfills all conditions for receipt of such rights.

     3.13 BENEFITS UNDER QUALIFIED RETIREMENT PLANS. Except as otherwise provided by the Committee, Restricted Share Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under any Qualified Retirement Plan and other plans maintained by the Participant's employer. The term "Qualified Retirement Plan" means any plan of the REIT or any other Affiliated Company that is intended to be qualified under section 401(a) of the Code.

     3.14 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                               SECTION 4

                               COMMITTEE
                               ---------

     4.1   SELECTION OF COMMITTEE.  The Committee shall be the
Compensation Committee as selected by the Board, and shall consist of not less than two members of the Board.

     4.2 POWERS OF COMMITTEE. The Committee shall have the authority to control and manage the operation and administration of the Plan. The Committee's administration of the Plan shall be subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Restricted Share Awards, and to establish the terms, conditions, restrictions and other provisions applicable to the Restricted Share Awards under the Plan, including determining the time or times of receipt, determining the number of shares subject to the Restricted Share Award, and (subject to the restrictions imposed by Section 5) canceling or suspending Restricted Share Awards.

     (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to declaration of trust and by-laws of the REIT, and applicable state corporate law.


     4.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     4.4 INFORMATION TO BE FURNISHED TO COMMITTEE. The REIT and Affiliated Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the REIT and Affiliated Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     4.5 LIABILITY AND INDEMNIFICATION OF COMMITTEE. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the REIT be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Trustee or employee of the REIT. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the REIT, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act honestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.


                               SECTION 5

                       AMENDMENT AND TERMINATION
                       -------------------------

     The Board may, at any time, amend or terminate the Plan and may amend any Restricted Share Award agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Restricted Share Award granted under the Plan prior to the date such amendment is adopted by the Board; and provided further that adjustments pursuant to paragraph 3.4 shall not be subject to the foregoing limitations of this Section 5.


                               SECTION 6

                             DEFINED TERMS
                             -------------

     In addition to the other definitions contained herein, the following definitions shall apply:

     (a) AWARD. The term "Award" shall mean the award of a Restricted Share Award, as described in section 2.1.

     (b) BOARD. The term "Board" shall mean the Board of Trustees of the REIT.

     (c) COMMON SHARE. The term "Common Share" shall mean a common share of beneficial interest, $0.01 per value per share, of the REIT.

     (d) ELIGIBLE PERSON. The term "Eligible Person" shall mean any employee of an Affiliated Company or any person providing or that has provided services to an Affiliated Company. A Restricted Share Award may be granted to an individual, in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Affiliated Company, provided that such right to purchase shares shall not become vested prior to the date the individual first performs such services.

     (e) EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.





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EXHIBIT B
---------


1/27/03

                        AUDIT COMMITTEE CHARTER
                        -----------------------

                   AMLI RESIDENTIAL PROPERTIES TRUST


A.   NAME.

     There shall be a committee of the AMLI Residential Properties Trust Board of Trustees (the "Board") which shall be called the Audit Committee.


B.   PURPOSE.

     The Audit Committee shall be directly responsible for the appointment, compensation and oversight over the work of the Company's public accountants.

     The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the public accountants' qualifications and independence and (4) the performance of the Company's internal audit function and public accountants.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.


C.   COMMITTEE MEMBERSHIP.

     The Audit Committee shall consist of no fewer than three members.
Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Director's fees are the only compensation that an Audit Committee member may receive from the Company.

     The Board shall appoint the members of the Audit Committee annually, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Audit Committee. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the New York Stock Exchange, the Audit Committee shall fix its own rules of procedure.



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1/27/03


D.   COMMITTEE AUTHORITY AND RESPONSIBILITIES.

     The Audit Committee shall have the sole authority to appoint or replace the public accountants (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all non-audit engagements with the public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Audit Committee.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall meet periodically with management, the internal auditors and the registered public accountants in separate executive sessions in furtherance of its purposes.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

     . Review and discuss with management and the public accountants the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     . Review and discuss with management and the public accountants the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the registered public accountants' reviews of the quarterly financial statements to the extent applicable.



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1/27/03


     . Review and discuss with management and the public accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company's response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants' activities or on access to requested information and management's response thereto; (e) the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

     . Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     . Obtain and review a report from the public accountants at least annually regarding (a) the registered public accountants' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company's internal auditors.

     . Assure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes Oxley Act of 2002, and further consider rotation of the public accountant firm itself.

     . Recommend to the Board policies for the Company's hiring of employees or former employees of the public accountants who were engaged on the Company's account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company's audit as an employee of the public accountants during the preceding one-year period).

     . Discuss with the public accountants any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.



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1/27/03


     . Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

     . Discuss with the public accountants the internal audit department and its audit plan, responsibilities, budget and staffing.

     . Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     . Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

     . Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with
           Section 10A.

     .     Ensure that the Company maintains an internal audit function.

     . Discuss with management any second opinions sought from an accounting firm other than the company's public accountants, including the substance and reasons for seeking any such opinion.

     . Review the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the internal auditor, the reporting relationships among the internal auditor, financial management and the Audit Committee, the internal audit reporting obligations, the proposed internal audit plans for the coming year, and the coordination of such plans with the registered public accountants.

     . Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

     . Review the appointment, reassignment or dismissal of the director of internal audit.

     . Review with the Company's public accountants, the Company's financial and accounting personnel and the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable or necessary.

     . Review at least annually the exceptions noted in the reports to the Audit Committee by the internal auditors and the public accountants, and the progress made in responding to the exceptions.

1/27/03


     . Discuss with management and the public accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

     . At its discretion, request that management, the public accountants or the internal auditors undertake special projects or investigations which the Audit Committee deems necessary to fulfill its responsibilities.


E.   LIMITATIONS OF AUDIT COMMITTEE'S ROLES.

     While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.